UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36082	86-0449546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Bryant Park

30th Floor
New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On September 11, 2015, Sequential Brands Group, Inc. (“Sequential”) completed its acquisition (the “Joe’s Acquisition”) through Joe’s Holdings LLC, a newly formed Delaware limited liability company and subsidiary of Sequential Brands Group, Inc. (“Joe’s Holdings”), of certain intellectual property assets from Joe’s Jeans Inc., a Delaware corporation used or held for use in Joe’s Jeans’ business operated under the brand names “Joe’s Jeans,” “Joe’s,” “Joe’s JD” and “else” (the “Joe’s Jeans business” or “Joe’s Jeans Licensing”).

This Current Report on Form 8-K is being filed to make available certain historical and pro forma financial information, including updated information of the Joe’s Jeans business for the nine months ended August 31, 2015 and 2014, released by Sequential on the date hereof.

The unaudited combined balance sheet and the audited combined balance sheet of Joe’s Jeans Licensing as of August 31, 2015 and November 30, 2014, respectively, as well as the unaudited combined statements of operations and cash flows of the Joe’s Jeans business for the three and nine months ended August 31, 2015 and 2014 and the unaudited statement of changes in invested equity for the nine months ended August 31, 2015.

The following unaudited pro forma condensed combined financial information related to the proposed acquisition of Martha Stewart Omnimedia, Inc., including information with respect to the Joe’s Acquisition, is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015.

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2015.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	Unaudited Combined Financial Statements of the Joe’s Jeans business

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: November 19, 2015
	By:	/s/ Gary Klein
	Name:	Gary Klein
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information
99.2	Unaudited Combined Financial Statements of the Joe’s Jeans business